Exhibit 99.1
Contacts:

Media	Investors
Garry R. Clark	Paul G. Blair
574-372-4493	574-371-8042
garry.clark@zimmer.com	paul.blair@zimmer.com
Zimmer Reports Fourth Quarter and 2010 Financial Results
•	Net Sales of $1.13 billion for the fourth quarter increased by 2.5% reported over the prior year period (3.0% constant currency)

•	Diluted EPS for the fourth quarter were $0.18 reported, a decrease of 75.7% from the prior year period, and $1.27 adjusted, an increase of 13.4% over the prior year period

•	Net Sales of $4.22 billion for the full year represent an increase of 3.0% reported over the prior year (2.3% constant currency)

•	Diluted EPS for the full year were $2.97 reported, a decrease of 10.5% from the prior year, and $4.33 adjusted, an increase of 9.9% over the prior year
(WARSAW, IN) January 27, 2011—Zimmer Holdings, Inc. (NYSE and SIX: ZMH) today reported financial results for the quarter and year ended December 31, 2010. The Company reported fourth quarter net sales of $1.13 billion, an increase of 2.5% reported and 3.0% constant currency over the fourth quarter of 2009. Diluted earnings per share for the quarter were $0.18 reported and $1.27 adjusted, an increase of 13.4% adjusted over the prior year period. Full-year net sales were $4.22 billion, an increase of 3.0% reported and an increase of 2.3% constant currency over the prior year. Diluted earnings per share for the year were $2.97 reported and $4.33 adjusted, an increase of 9.9% adjusted over the prior year.
“In the quarter, Zimmer’s performance was characterized by sequential top-line growth in all geographic segments, successful product introductions and operational discipline,

resulting in improved operating margins and strong cash flow,” said David Dvorak, Zimmer President and CEO. “Moving into 2011, we expect to continue to strengthen our leadership position in joint reconstruction and to enhance our market share in emerging businesses and geographic markets.”
Net earnings for the fourth quarter were $34.9 million on a reported basis and $250.6 million on an adjusted basis, an increase of 6.1% adjusted over the prior year period. Operating cash flow for the fourth quarter was $341.0 million. Net earnings for the full year 2010 were $596.9 million on a reported basis and $871.6 million on an adjusted basis, an increase of 2.6% adjusted over the prior year period. Operating cash flow for the full year was $1,193.5 million.
During the quarter, the Company utilized $100.9 million of cash to acquire 2.0 million shares. Consequently, for the full year 2010, the Company utilized $505.5 million of cash to acquire 9.1 million shares. At the end of the fourth quarter, $1.2 billion of share repurchase authorization remained available under this program, which expires on December 31, 2013.
Substantially all of the difference between net earnings and net earnings per share on a reported basis as compared to an adjusted basis was attributable to a non-cash charge for goodwill impairment of $204.0 million net of tax or $1.03 per diluted share related to the Company’s U.S. Spine reporting unit made during the fourth quarter. The Company conducts annual impairment tests during the fourth quarter. A change in the outlook for the spine market in the U.S., along with decreased projected revenues related to the Dynesys® Dynamic Stabilization System, as well as products that have been affected as the Company works through the integration of the U.S. sales channel following the Abbott Spine acquisition, contributed to the decrease in the implied fair value of the U.S. Spine reporting unit compared with prior year.
As previously announced, the Company completed acquisitions of Beijing Montagne Medical Device Co., Ltd., a China-based manufacturer of orthopaedic implants, and

Sodem Diffusion S.A., the manufacturer of SoPlus Orthopaedic Surgical Power Equipment, in the fourth quarter of 2010.
Guidance
The Company expects full-year revenues for 2011 to increase between 2% and 4% on a constant currency basis. The Company estimates that foreign currency translation will increase revenues by approximately 1% for the full year 2011, resulting in reported revenue growth between 3% and 5%. Full-year 2011 diluted earnings per share are projected to be in a range of $4.25 to $4.45 on a reported basis and $4.60 to $4.80 on an adjusted basis. The difference between projected diluted earnings per share on a reported basis and on an adjusted basis is explained below.
In 2011, the Company expects to continue and expand global restructuring and transformation initiatives designed to streamline business operations and back office support functions. Savings from these initiatives will enable the Company to accelerate investments in innovation and commercialization of new products and technologies, and to drive sustained growth in earnings and cash flow. The programs to be completed in 2011 are expected to generate annualized pre-tax savings of more than $100 million, including $40-$50 million in direct 2011 benefits. These savings will be achieved in part by reducing management layers and consolidating global sourcing to drive vendor cost reductions.
The Company expects to record 2011 pre-tax charges of $75-$80 million as details of the various programs are finalized and implemented. The Company also expects to incur an additional $15-$20 million for certain acquisition and integration costs connected with the recently completed acquisitions of Beijing Montagne Medical Device Co., Ltd. and Sodem Diffusion S.A., as well as certain third party distributor acquisitions.
Conference Call
The Company will conduct its fourth quarter 2010 investor conference call today, January 27, 2011, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via

Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference.
Individuals who wish to dial into the conference call may do so at (888) 881-6248. International callers should dial (706) 634-6422. A digital recording will be available two hours after the completion of the conference call from January 27, 2011, to February 10, 2011. To access the recording, US/Canada callers should dial (800) 642-1687, or for International callers, dial (706) 645-9291, and enter the conference ID 36589711. A copy of this press release and other financial and statistical information about the periods to be presented in the conference call will be accessible through the Zimmer website at http://investor.zimmer.com.
Sales Tables
The following tables provide sales results by geographic segment and product category, as well as the percentage change compared to the prior year quarter and full year on both a reported and constant currency basis.

NET SALES — THREE MONTHS ENDED DECEMBER 31, 2010
(in millions, unaudited)

			Constant
	Net	Reported	Currency
	Sales	% Growth	% Growth
Geographic Segments
Americas	$624	3%	3%
Europe	321	(3)	3
Asia Pacific	190	10	3

Total	1,135	2	3

Product Categories
Reconstructive
Americas	464	3	2
Europe	252	(4)	2
Asia Pacific	140	9	2

Total	856	1	2

Knees
Americas	281	—	(1)
Europe	122	(4)	2
Asia Pacific	71	8	1

Total	474	—	—

Hips
Americas	152	7	6
Europe	124	(4)	1
Asia Pacific	66	10	2

Total	342	3	4

Extremities	40	10	10
Dental	63	10	13
Trauma	69	9	9
Spine	60	(5)	(4)
Surgical and other	87	8	7

NET SALES — TWELVE MONTHS ENDED DECEMBER 31, 2010
(in millions, unaudited)

			Constant
	Net	Reported	Currency
	Sales	% Growth	% Growth
Geographic Segments
Americas	$2,432	2%	2%
Europe	1,099	(2)	1
Asia Pacific	689	14	6

Total	4,220	3	2

Product Categories
Reconstructive
Americas	1,816	3	2
Europe	876	(3)	—
Asia Pacific	510	13	4

Total	3,202	3	2

Knees
Americas	1,110	1	1
Europe	419	(2)	—
Asia Pacific	261	14	4

Total	1,790	2	1

Hips
Americas	590	4	4
Europe	433	(3)	(1)
Asia Pacific	239	12	4

Total	1,262	3	2

Extremities	150	11	10
Dental	219	7	8
Trauma	246	5	3
Spine	234	(8)	(7)
Surgical and other	319	13	11

About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer designs, develops, manufactures and markets orthopaedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Zimmer has operations in more than 25 countries around the world and sells products in more than 100 countries. Zimmer’s 2010 sales were approximately $4.2 billion. The Company is supported by the efforts of more than 8,000 employees worldwide.
Website Information
We routinely post important information for investors on our website, www.zimmer.com, in the “Investor Relations” section. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to operating performance measures that exclude inventory step-up, the provision for certain Durom® Acetabular Component product claims, goodwill impairment, net curtailment and settlement and special items. Included in special items are acquisition and integration costs, as well as employee termination benefits and asset impairment charges connected with global restructuring and transformation initiatives. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release. Management uses this non-GAAP information internally to evaluate the performance of the business and believes that it provides useful information to investors by offering the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results, the ability to better identify operating trends that may otherwise be masked or distorted by these types of items and to perform related trend analysis, and a higher degree of transparency of certain items.
Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our compliance with the Corporate Integrity Agreement through 2012; the success of our quality and operational improvement initiatives; the outcome of the investigation by the U.S. government into Foreign Corrupt Practices Act matters announced in October 2007; price and product competition; changes in customer demand for our products and services caused by demographic changes or other factors; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; our ability to obtain and maintain adequate intellectual property protection; our ability to successfully integrate acquired businesses; our ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration and foreign government regulators; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the impact of health care reform measures in the U.S. including the impact of the new excise tax on medical devices, reductions in reimbursement levels from third-party payors and cost-containment efforts of health care purchasing organizations; our ability to retain the independent agents and distributors who market our products; and changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.
###

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2010 and 2009
(in millions, except per share amounts, unaudited)

	2010	2009	% Inc/(Dec)
Net Sales	$1,134.7	$1,107.3	2%
Cost of products sold	274.2	274.4	—

Gross Profit	860.5	832.9	3

Research and development	56.9	51.7	10
Selling, general and administrative	461.1	460.1	—
Special items	15.6	9.6	63
Goodwill impairment	204.0	73.0	179

Operating expenses	737.6	594.4	24

Operating Profit	122.9	238.5	(48)
Interest and other, net	(13.4)	(8.7)	55

Earnings before income taxes	109.5	229.8	(52)
Provision for income taxes	74.6	74.6	—

Net Earnings of Zimmer Holdings, Inc.	$34.9	$155.2	(78)

Earnings Per Common Share
Basic	$0.18	$0.74	(76)
Diluted	$0.18	$0.74	(76)

Weighted Average Common Shares Outstanding
Basic	196.3	210.0
Diluted	197.4	211.2
Certain amounts in the 2009 consolidated statement of earnings have been reclassified to conform to the 2010 presentation.

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2010 and 2009
(in millions, except per share amounts, unaudited)

	2010	2009	% Inc/(Dec)
Net Sales	$4,220.2	$4,095.4	3%
Cost of products sold	1,012.4	990.7	2

Gross Profit	3,207.8	3,104.7	3

Research and development	220.0	205.7	7
Selling, general and administrative	1,757.4	1,729.0	2
Special items	34.7	75.3	(54)
Certain claims	75.0	35.0	114
Net curtailment and settlement	—	(32.1)	(100)
Goodwill impairment	204.0	73.0	179

Operating expenses	2,291.1	2,085.9	10

Operating Profit	916.7	1,018.8	(10)
Interest and other, net	(56.5)	(20.6)	175

Earnings before income taxes	860.2	998.2	(14)
Provision for income taxes	263.3	280.8	(6)

Net Earnings of Zimmer Holdings, Inc.	$596.9	$717.4	(17)

Earnings Per Common Share
Basic	$2.98	$3.34	(11)
Diluted	$2.97	$3.32	(11)

Weighted Average Common Shares Outstanding
Basic	200.0	215.0
Diluted	201.1	215.8
Certain amounts in the 2009 consolidated statement of earnings have been reclassified to conform to the 2010 presentation.

ZIMMER HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	December 31,	December 31,
	2010	2009
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$668.9	$691.7
Short-term investments	265.1	66.4
Receivables, net	775.7	751.4
Inventories, net	935.3	913.2
Other current assets	363.1	315.3

Total current assets	3,008.1	2,738.0

Property, plant and equipment, net	1,213.8	1,221.7
Goodwill and intangible assets, net	3,408.6	3,641.5
Other assets	367.6	184.3

Total Assets	$7,998.1	$7,785.5

Liabilities and Shareholders’ Equity

Current liabilities	$702.3	$690.7
Other long-term liabilities	382.4	328.5
Long-term debt	1,142.1	1,127.6
Shareholders’ equity	5,771.3	5,638.7

Total Liabilities and Shareholders’ Equity	$7,998.1	$7,785.5

Certain amounts in the 2009 condensed consolidated balance sheet have been reclassified to conform to the 2010 presentation.
Purchase accounting adjustments reflected in the 2010 condensed consolidated balance sheet related to the acquisitions of Beijing Montagne Medical Device Co., Ltd. and Sodem Diffusion S.A. are preliminary and are expected to be completed prior to the filing of our annual report on Form 10-K.

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2010 and 2009
(in millions, unaudited)

	2010	2009
Cash flows provided by (used in) operating activities
Net earnings of Zimmer Holdings, Inc.	$596.9	$717.4
Depreciation and amortization	340.2	337.4
Net curtailment and settlement	—	(32.1)
Goodwill impairment	204.0	73.0
Share-based compensation	62.0	75.3
Income tax benefits from employee stock compensation plans	4.2	3.5
Excess income tax benefits from employee stock compensation plans	(1.3)	(0.4)
Inventory step-up	1.4	12.5
Changes in operating assets and liabilities
Income taxes	(64.8)	(12.7)
Receivables	(33.0)	(4.6)
Inventories	25.8	36.2
Accounts payable and accrued expenses	(0.8)	(132.6)
Other assets and liabilities	58.9	44.6

Net cash provided by operating activities	1,193.5	1,117.5

Cash flows provided by (used in) investing activities
Additions to instruments	(192.5)	(123.7)
Additions to other property, plant and equipment	(79.2)	(105.1)
Purchases of investments	(413.3)	(66.4)
Sales of investments	67.5	—
Acquisition of intellectual property rights	(8.5)	(35.8)
Investments in other assets	(100.9)	(50.2)

Net cash used in investing activities	(726.9)	(381.2)

Cash flows provided by (used in) financing activities
Net payments under revolving credit facilities	(2.2)	(330.0)
Proceeds from employee stock compensation plans	16.9	9.5
Excess income tax benefits from employee stock compensation plans	1.3	0.4
Proceeds from issuance of notes	—	998.8
Debt issuance costs	—	(8.5)
Acquisition of noncontrolling interest	—	(8.6)
Repurchase of common stock	(505.6)	(923.7)

Net cash used in financing activities	(489.6)	(262.1)

Effect of exchange rates on cash and cash equivalents	0.2	4.9

Increase (decrease) in cash and cash equivalents	(22.8)	479.1
Cash and cash equivalents, beginning of period	691.7	212.6

Cash and cash equivalents, end of period	$668.9	$691.7

ZIMMER HOLDINGS, INC.
NET SALES BY GEOGRAPHIC SEGMENT
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2010 and 2009
(in millions, unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Inc/(Dec)	2010	2009	% Inc/(Dec)

Americas	$623.4	$603.7	3%	$2,431.6	$2,372.4	2%
Europe	321.1	331.3	(3)	1,099.5	1,119.2	(2)
Asia Pacific	190.2	172.3	10	689.1	603.8	14

Total	$1,134.7	$1,107.3	2	$4,220.2	$4,095.4	3

ZIMMER HOLDINGS, INC. NET SALES BY PRODUCT CATEGORY FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2010 and 2009 (in millions, unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Inc/(Dec)	2010	2009	% Inc/(Dec)

Reconstructive	$855.8	$843.2	1%	$3,202.3	$3,120.4	3%
Dental	62.4	56.6	10	219.0	204.7	7
Trauma	69.2	63.6	9	245.5	234.8	5
Spine	60.0	63.1	(5)	234.4	253.6	(8)
Surgical and other	87.3	80.8	8	319.0	281.9	13

Total	$1,134.7	$1,107.3	2	$4,220.2	$4,095.4	3

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED % GROWTH TO
CONSTANT CURRENCY % GROWTH
(unaudited)

	For the Three Months Ended
		December 31, 2010
		Foreign	Constant
	Reported	Exchange	Currency
	% Growth	Impact	% Growth
Geographic Segments
Americas	3%	—%	3%
Europe	(3)	(6)	3
Asia Pacific	10	7	3
Total	2	(1)	3

Product Categories
Reconstructive
Americas	3	1	2
Europe	(4)	(6)	2
Asia Pacific	9	7	2
Total	1	(1)	2

Knees
Americas	—	1	(1)
Europe	(4)	(6)	2
Asia Pacific	8	7	1
Total	—	—	—

Hips
Americas	7	1	6
Europe	(4)	(5)	1
Asia Pacific	10	8	2
Total	3	(1)	4

Extremities	10	—	10
Dental	10	(3)	13
Trauma	9	—	9
Spine	(5)	(1)	(4)
Surgical and other	8	1	7

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED % GROWTH TO
CONSTANT CURRENCY % GROWTH
(unaudited)

	For the Twelve Months Ended
	December 31, 2010
		Foreign	Constant
	Reported	Exchange	Currency
	% Growth	Impact	% Growth
Geographic Segments
Americas	2%	—%	2%
Europe	(2)	(3)	1
Asia Pacific	14	8	6
Total	3	1	2
Product Categories
Reconstructive
Americas	3	1	2
Europe	(3)	(3)	—
Asia Pacific	13	9	4
Total	3	1	2
Knees
Americas	1	—	1
Europe	(2)	(2)	—
Asia Pacific	14	10	4
Total	2	1	1
Hips
Americas	4	—	4
Europe	(3)	(2)	(1)
Asia Pacific	12	8	4
Total	3	1	2
Extremities	11	1	10
Dental	7	(1)	8
Trauma	5	2	3
Spine	(8)	(1)	(7)
Surgical and other	13	2	11

ZIMMER HOLDINGS, INC.
Reconciliation of Net Earnings and Adjusted Net Earnings
For the Three Months Ended December 31, 2010 and 2009
(in millions, unaudited)

	Three Months
	Ended December 31,
	2010	2009
Net Earnings of Zimmer Holdings, Inc.	$34.9	$155.2
Inventory step-up	0.1	2.6
Special items	15.6	9.6
Goodwill impairment	204.0	73.0
Taxes on inventory step-up and special items*	(4.0)	(4.3)

Adjusted Net Earnings	$250.6	$236.1

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.
ZIMMER HOLDINGS, INC.
Reconciliation of Net Earnings and Adjusted Net Earnings
For the Twelve Months Ended December 31, 2010 and 2009
(in millions, unaudited)

	Twelve Months
	Ended December 31,
	2010	2009
Net Earnings of Zimmer Holdings, Inc.	$596.9	$717.4
Inventory step-up	1.4	12.5
Special items	34.7	75.3
Certain claims	75.0	35.0
Net curtailment and settlement	—	(32.1)
Goodwill impairment	204.0	73.0
Taxes on inventory step-up, special items, certain claims and net curtailment and settlement*	(40.4)	(31.2)

Adjusted Net Earnings	$871.6	$849.9

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.
Reconciliation of Diluted EPS and Adjusted Diluted EPS
For the Three Months Ended December 31, 2010 and 2009
(unaudited)

	Three Months
	Ended December 31,
	2010	2009
Diluted EPS	$0.18	$0.74
Inventory step-up	—	0.01
Special items	0.08	0.04
Goodwill impairment	1.03	0.35
Taxes on inventory step-up and special items*	(0.02)	(0.02)

Adjusted Diluted EPS	$1.27	$1.12

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.
ZIMMER HOLDINGS, INC.
Reconciliation of Diluted EPS and Adjusted Diluted EPS
For the Twelve Months Ended December 31, 2010 and 2009
(unaudited)

	Twelve Months
	Ended December 31,
	2010	2009
Diluted EPS	$2.97	$3.32
Inventory step-up	0.01	0.06
Special items	0.17	0.35
Certain claims	0.37	0.16
Net curtailment and settlement	—	(0.15)
Goodwill impairment	1.01	0.34
Taxes on inventory step-up, special items, certain claims and net curtailment and settlement*	(0.20)	(0.14)

Adjusted Diluted EPS	$4.33	$3.94

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.
Reconciliation of 2011 Projected Diluted EPS
and Projected Adjusted Diluted EPS
(unaudited)

	Low	High
Projected Twelve Months Ended December 31, 2011:
Diluted EPS	4.25	4.45
Inventory step-up	0.05	0.05
Special items	0.44	0.44
Taxes on inventory step-up and special items*	(0.14)	(0.14)

Adjusted Diluted EPS	$4.60	$4.80

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items are projected to be incurred.